FLUKE CORPORATION

EXECUTIVE DEFERRED COMPENSATION PLAN



ARTICLE I_PURPOSE; EFFECTIVE DATE             	1
ARTICLE II_DEFINITIONS                        	1
2.1 Account                                    1
2.2 Beneficiary                                1
2.3 Board                                      1
2.4 Change in Control                          1
2.5 Committee                                  2
2.6 Company                                    2
2.7 Compensation                               2
2.8 Deferral Period                            2
2.9 Determination Date                         3
2.10 Discretionary Contributions               3
2.11 Earnings                                  3
2.12 Fluke Stock Account                       3
2.13 Investment Index                          3
2.14 Participant                               3
2.15 Participation Agreement                   3
2.16 Plan                                      3
2.17 Retirement                                4
2.18 Subaccount                                4
2.19 Termination                               4
ARTICLE III_PARTICIPATION AND DEFERRALS	       4
3.1 Eligibility and Participation              4
3.2 Form of Deferral                           4
3.3 Limitations on Deferrals                   5
3.4 Termination of Employment                  5
3.5 Continuation of Deferral Amount            5
ARTICLE IV_DEFERRED COMPENSATION ACCOUNT       5
4.1 Account                                    5
4.2 Selection of Investment Index              6
4.3 Timing of Credits; Withholding             6
4.4 Determination of Accounts and Subaccounts  6
4.5 Vesting of Accounts                        7
4.6 Statement of Accounts                      7
ARTICLE V_PLAN BENEFITS                       	7
5.1 Early Withdrawals                          7
5.2 Accelerated Distribution                   8
5.3 Termination of Employment                  8
5.4 Form of Benefits                           8
5.5 Pension Restoration Benefit                9
5.6 Withholding; Payroll Taxes                10
5.7 Valuation                                 10
5.8 Covered Employee                          10
5.9 Payment to Guardian                       10
ARTICLE VI_BENEFICIARY DESIGNATION	           10
6.1 Beneficiary Designation                   10
6.2 Amendments                                11
6.3 Change in Marital Status                  11
6.4 No Beneficiary Designation                11
ARTICLE VII_ADMINISTRATION	                   12
7.1 Committee; Duties                         12
7.2 Agents                                    12
7.3 Binding Effect of Decisions               12
7.4 Indemnity of Committee                    12
ARTICLE VIII_CLAIMS PROCEDURE                 12
8.1 Claim                                     12
8.2 Denial of Claim                           13
8.3 Review of Claim                           13
8.4 Final Decision                            13
ARTICLE IX_AMENDMENT AND TERMINATION OF PLAN	 13
9.1 Amendment                                 13
9.2 Company's Right to Terminate              13
ARTICLE X_MISCELLANEOUS	                      14
10.1 Unfunded Plan                            14
10.2 Unsecured General Creditor               14
10.3 Trust Fund                               15
10.4 Nonassignability                         15
10.5 Not a Contract of Employment             15
10.6 Governing Law                            15
10.7 Validity                                 15
10.8 Notice                                   16
10.9 Successors                               15
APPENDIX A                                    16
Investment Indices                            17

fluke corporation
executive deferred compensation plan

ARTICLE I
PURPOSE; EFFECTIVE DATE

The purpose of this Executive Deferred Compensation Plan is to provide current tax planning opportunities as well as supplemental funds for re-tirement or death for certain employees of the Company. It is intended that the Plan will aid in attracting and retaining employees of excep-tional ability by providing them with these benefits. The Plan shall be effective as of January 1, 1996.


ARTICLE II
DEFINITIONS

Whenever used in this document, the following terms shall have the mean-ings set forth in this Article unless a contrary or different meaning is expressly provided:

2.1 Account

"Account" means the device used by the Company to measure the amounts to be paid to a Participant under the Plan. Each Account shall consist of one (1) or more Subaccounts.

2.2 Beneficiary

"Beneficiary" means the person, persons or entity entitled under Article VI to receive any Plan benefits payable after a Participant's death.

2.3 Board

"Board" means the Board of Directors of the Company.

2.4 Change in Control

A "Change in Control" shall be deemed to occur:

(a) Upon the date the Company is informed by receiving a report on
Schedule 13D of the Exchange Act or similar report that any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Ex-change Act of 1934, as amended (the "Exchange Act")), together with such person's Affiliates and Associates as defined in Rule 12b-2 of the Ex-change Act, is or has become the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act; provided, that a person shall not be deemed to beneficially own securities acquired pursuant to the Employee Stock Purchase Plan of the Company or other plans generally applicable to em-ployees, officers or Directors of the Company), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding se-curities, except that there will not be a Change in Control as the re-sult of an acquisition of securities by the Company, which by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by any person to twenty-five percent (25%) or more of the securities of the Company then outstanding; provided, how-ever, that if a person becomes the beneficial owner of twenty-five per-cent (25%) or more of the securities of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the beneficial owner of any additional securities of the Company, then a Change in Control will occur unless such person disposes of such additional securities of the Company within ten (10) days; or

(b)Upon the first purchase of the Company's Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company) seeking to acquire securities representing twenty-five per-cent (25%) or more of the combined voting power of the Company's then outstanding securities; or

(c)Upon the first date on which Continuing Directors, as defined in Ar-ticle VI of the Company's Articles of Incorporation, cease for any rea-son to constitute at least a majority of the Board of Directors; or

(d)Upon the date the Company is merged or consolidated with another cor-poration and as a result of such merger or consolidation less than sev-enty-five percent (75%) of the outstanding voting securities of the sur-viving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company; or

(e)Upon the date the Company transfers substantially all of its assets to another corporation which is not a wholly-owned subsidiary of the Company.

2.5 Committee

"Committee" means the committee appointed by the Board to administer the Plan pursuant to Article VII.

2.6 Company

"Company" means Fluke Corporation, a Washington corporation and any sub-sidiary or affiliate of the Company designated by the Board.

2.7 Compensation

"Compensation" means base salary, annual variable compensation, and profit sharing bonuses paid in cash. Income from the exercise of stock options or the vesting of restricted stock, the amount of "gross-up" of expense items, and other items that the Committee determines should be excluded for administrative convenience, shall be excluded from Compen-sation and shall not be eligible to be deferred.

2.8 Deferral Period

"Deferral Period" means the twelve (12) month period ending December 31.

2.9 Determination Date

"Determination Date" means the last day of each calendar month.

2.10 Discretionary Contributions

"Discretionary Contributions" means the contributions made by the Com-pany to the Plan. The amount of Discretionary Contributions to the Plan for each Participant for any calendar year shall be such amount as de-termined by the Board in its sole discretion. The Board may impose a vesting schedule of its design on any Discretionary Contributions, and communicate such schedule in writing to affected Participants.

2.11 Earnings

"Earnings" for each Subaccount means the rate of growth credited or deb-ited to the Subaccount on each Determination Date in a calendar year, which shall be credited or debited at the rates described in the defini-tion of Investment Index in Section 2.12. "Earnings" for an Account shall mean the aggregate Earnings for each Subaccount making up the Ac-count.

2.12 Fluke Stock Account

"Fluke Stock Account" means the Account established to measure the num-ber of shares of Fluke stock to be distributed to a Participant, under his/her deferral election.

2.13 Investment Index

"Investment Index" means each index selected by a Participant to be used as an earnings index pursuant to Article IV. Each Investment Index shall be a phantom investment fund, which shall be credited with earnings (whether a gain or a loss) at the same rate as the Moody's Corporate Bond Yield Index or the Standard & Poor's 500 Index, or such other simi-lar indices as the Committee may select from time to time and shown in Appendix A attached.

2.14 Participant

"Participant" means any individual eligible under Section 3.1 who has elected to defer Compensation under this Plan.

2.15 Participation Agreement

"Participation Agreement" means the agreement submitted by a Participant to the Committee prior to the beginning of a Deferral Period, subject to 3.1(c), specifying the amount to be deferred for such Deferral Period.

2.16 Plan

"Plan" means this Executive Deferred Compensation Plan as amended from time to time.

2.17 Retirement

"Retirement" means either early retirement or normal retirement as de-fined by the Fluke Corporation Pension Plan.

2.18 Subaccount

"Subaccount" means the device used by the Company to measure and deter-mine the amount of deferrals and Discretionary Contributions allocated to each Subaccount Index selected by the Participant, and the Earnings allocated thereon.

2.19 Termination

"Termination" means leaving employment with the Company prior to Retire-ment.


ARTICLE III
PARTICIPATION AND DEFERRALS

3.1 Eligibility and Participation

(a) Eligibility. Eligibility to participate in the Plan shall be lim-ited to those employees who are corporate officers or members of the senior management team as determined by the Board from time to time.

(b)Participation. An eligible individual may elect to participate in the Plan with respect to any Deferral Period by submitting a Participa-tion Agreement to the Committee by the December 15 immediately preceding the beginning of the Deferral Period.

(c)Part-Year Participation. When an individual first becomes eligible to participate during a Deferral Period, a Participation Agreement may be submitted to the Committee no later than thirty (30) days after the Committee notifies the individual of eligibility to participate. Such Participation Agreement will be effective only with regard to Compensa-tion earned following submission to the Committee.

(d)Change in Employment Status. If a Participant is no longer an offi-cer or a member of the senior management team, the current elected de-ferral shall be continued to the end of the Deferral Period but no new Participation Agreements may be made by such Participant. All account balances shall remain in the Plan until they are distributed under the terms of Article V.

3.2 Form of Deferral

A Participant may elect a deferral in the Participation Agreement as follows:

(a)A deferral shall be a portion of the Compensation payable by the Com-pany to the Participant during the Deferral Period.

	(b)	The amount to be deferred shall be stated as a percentage, a dollar amount, or a percentage or a stated amount above a dollar amount, not to exceed the maximums and not to be less than the minimums described in
Section 3.3.

3.3	 Limitations on Deferrals

	The following limitations shall apply to deferrals:

	(a)	Maximum.  The maximum percentage of Compensation deferred shall be twenty-five percent (25%) for salary and one-hundred percent (100%) for annual variable compensation and profit-sharing bonuses.

	(b)	Minimum.  The minimum deferral amount shall be a two thousand dollar
($2,000) annual deferral. There shall be no minimum annual variable com-
pensation and profit-sharing bonus deferral requirement if the Partici-
pant has concurrently elected a salary deferral that meets the minimum requirement.

	(c)	Changes in Minimum or Maximum.  The Committee may change the minimum or maximum deferral amounts from time to time by giving written notice to all Participants. No such change may affect the amount of deferral specified in a Participation Agreement made prior to the Committee's ac-
tion.

3.4	 Termination of Employment

	If a Participant terminates employment with the Company prior to the end of the Deferral Period, the Deferral Period shall end at the date of termination.

3.5	 Continuation of Deferral Amount

	Once a Participant has filed a Participation Agreement, the elected de-ferral amount shall remain in effect for the applicable Deferral Period.
The election shall be irrevocable except as provided in Sections 5.1(b), relating to a financial hardship, and 5.4, relating to accelerated dis-tribution.


ARTICLE IV
DEFERRED COMPENSATION ACCOUNT

4.1	 Account

	The amounts deferred by a Participant under the Plan, any Discretionary Contributions, and Earnings shall be credited to the Participant's Ac-count. Separate Subaccounts shall be maintained to reflect Investment
Index selections. The Account and Subaccounts shall be bookkeeping de-vices utilized for the sole purpose of determining the benefits payable under the Plan and shall not constitute a separate fund of assets. For purposes of the Fluke Stock Account, the amounts deferred by a Partici-pant under the Plan shall be deemed to purchase shares of Fluke stock at the market price on such date as the Committee or its designee shall de-termine, but in no event later than 10 business days from the date of deferral.

4.2	 Selection of Investment Index

	(a)	At the time a Participant elects a deferral for a Deferral Period, the Participant shall also select the Investment Index or Indices in which the Participant wishes to have the combined amount of both defer-rals and/or Discretionary Contributions deemed invested. The Participant may select any combination of one (1) or more of the Investment Indices as long as at least ten percent (10%) is credited to each of the Invest-ment Indices selected.

	(b)	At the time the Participant selects the Investment Index(es) for new deferrals and Discretionary Contributions, the Participant may also elect a different allocation among Investment Funds for current Account balances.

	(c)	Notwithstanding (b) above, a Participant may not elect to allocate from the Fluke Stock Account to another Investment Index.  However, a
Participant may elect to allocate from another Investment Index to the Fluke Stock Account.

4.3	 Timing of Credits; Withholding

	A Participant's deferred Compensation shall be credited to the Account and Subaccounts at the time it would have been payable to the Partici-pant. Any withholding of taxes or other amounts with respect to deferred Compensation (and Discretionary Contributions) that is required by state, federal or local law shall be withheld from the Participant's corresponding nondeferred Compensation.

4.4	 Determination of Accounts and Subaccounts

	Each Participant's Account and Subaccount(s) as of each Determination Date shall consist of the balance of the Account and Subaccount(s) as of the immediately preceding Determination Date, adjusted as follows:

	(a)	New Deferrals.  The Account and Subaccount(s) shall be increased by any deferred Compensation credited since such Determination Date.

	(b)	Discretionary Contributions.  The Account and Subaccount(s) shall be increased by Discretionary Contributions, if any, credited since such
Determination Date.

	(c)	Distributions.  The Account and Subaccount(s) shall be reduced by any benefits distributed to the Participant since such Determination
Date.

	(d)	Earnings.  The Account and Subaccount(s) shall be increased or de-
creased by the Earnings credited on the average daily balance in the Ac-count and each Subaccount since such Determination Date.

With respect to the Fluke Stock Account, the Account shall be valued based on the number of shares of Fluke stock deemed to have been pur-chased pursuant to Section 4.1. If dividends are paid on Fluke stock, then dividends shall be deemed to purchase additional shares of Fluke stock at the market price of Fluke stock on such date as the Committee or its designee shall determine, but in no event later than 10 business days from the date such dividends were paid.

4.5	 Vesting of Accounts

	Except as otherwise provided in Section 5.4, each Participant shall be one hundred percent (100%) vested at all times in the amounts credited to such Participant's Account, Subaccount and Earnings thereon, for amounts attributable to deferrals. Discretionary Contributions and earn-ings thereon shall vest as set forth by the Board when such contribu-tions are made.

4.6	 Statement of Accounts

	The Committee shall give to each Participant a statement showing the balances in the Participant's Account and Subaccount(s) on a quarterly basis and at such other times as may be determined by the Committee.


ARTICLE V
PLAN BENEFITS

5.1	 Early Withdrawals

	A Participant's Account may be distributed to the Participant before termination of employment as follows:

	(a)	Election for In-Service Withdrawal.  A Participant may elect in a
Participation Agreement to withdraw all or any portion of the amount de-ferred by that Participation Agreement as of a date specified in the election. Such date shall not be sooner than five (5) years after the date the Deferral Period commences. Earnings and Discretionary Contribu-tions may not be withdrawn. For Accounts tracked at the Standard and Poor's 500 Index or such similar index, the distribution shall be the lesser of 100% of deferrals or the Account balance.

	(b)	Financial Hardship.  Upon a finding that a Participant or Benefici-
ary has suffered a financial hardship, the Committee may, at a Partici-
pant's or Beneficiary's request but in its sole discretion:

	(i)	Suspend in whole or in part a Participant's deferral commitment;
and/or

	(ii)	Make distributions from the Participant's Account.

	A "financial hardship" means an unanticipated emergency that is caused by an event beyond the control of the Participant or Beneficiary and that would result in severe financial hardship to the individual if a suspension or distribution were not permitted. In no event shall declin-ing earnings rates be considered a financial hardship. Any distribution approved by the Committee shall be limited to the amount necessary to meet the emergency. Distributions shall be made from Participant defer-rals only.

	If a Participant receives a hardship distribution, no additional defer-rals shall be made by the Participant for the remainder of the calendar year in which withdrawal is made and for the immediately succeeding cal-endar year.

	(c)	Form of Payment.  The amount payable under this section shall be paid in a lump sum within sixty (60) days following receipt of the re-quest and shall be charged to the Participant's Account as a distribu-tion.

5.2	 Accelerated Distribution

	Notwithstanding any other provision of the Plan, a Participant shall be entitled to receive, upon written request to the Committee, a lump-sum distribution of all or a portion of the vested Account balance, subject to the following:

	(a)	Penalty.  Ten percent (10%) of the Account shall be forfeited and ninety percent (90%) of the Account shall be paid to the Participant.

	(b)	Suspension of Participation.  A Participant who receives a distribu-
tion under this section will be prohibited from deferring for the rest of the current calendar year and for the immediately succeeding calendar year.

	The Account balance shall be as of the Determination Date nearest to the date on which the Committee receives the written request. The amount payable under this section shall be paid in a lump sum within sixty (60) days following the receipt of the Participant's written request by the Committee.

5.3	 Termination of Employment

	If a Participant terminates employment with the Company for any reason, including death or disability, the Company shall pay to the Participant
(or the Participant's Beneficiary, in case of death) benefits equal to the balance in the vested Account on the valuation date pursuant to Sec-tion 5.7.

5.4	 Form of Benefits

	Except as provided below, benefits payable as a result of death, Termi-nation, or Retirement shall be paid in the form elected by the Partici-pant prior to the beginning of each Deferral Period or as elected pursu-ant to Subsection (c) below. The Participant may elect a different form of benefit payment for payments made due to death, Termination or Re-tirement.

	(a)	Alternative Forms.  Alternative forms of benefit payment shall be:

	(i)	A lump-sum amount which is equal to the applicable Account balance.

	(ii)	Equal monthly installments of the Account amortized over a period of up to one hundred twenty (120) months. Earnings on the unpaid balance shall continue to be credited to Subaccounts at the appropriate Invest-ment Fund rate.

	(b)	Small Amounts.  Notwithstanding the form elected, if the Partici-
pant's total Account is five thousand dollars ($5,000) or less on the valuation date, the benefit shall be paid in a lump sum.

	(c)	Change in Form of Benefits.  A Participant may elect to change the form of benefit payment permitted under Section 5.3 at any time up to twelve (12) months before the date benefit payments commence. Any changes made to the form of benefit payment within twelve (12) months of the date benefit payments commence will not be valid.

	(d)	Following a Change in Control.  In the event of a Change in Control each Participant's Account will be maintained for the benefit of that
Participant and the Account shall be paid out as elected by the Partici-
pant.

	(e)	Fluke Stock Account Payment.  All payments from the Fluke Stock Ac-
count shall be made in Fluke stock.

5.5	 Pension Restoration Benefit

	If the Company maintains a tax-qualified pension plan, and the pension plan provides benefits determined under a formula that is based on total cash compensation, a Participant in this Plan may receive a smaller benefit under the pension plan as a result of electing deferrals under this Plan.

	(a)	Calculation of Restoration Benefits.  In addition to the benefits payable under Paragraph 5.2 above, the Company shall pay to any Partici-pant whose pension plan benefit is not restored under any other employee or executive benefit plan maintained by the Company, a benefit payment equal to the excess of (ii) over (i) as follows:

	(i)	The actuarial equivalent lump-sum present value of the retirement income (or death benefit) payable (either immediately or deferred) under the Pension Plan; and

	(ii)	The actuarial equivalent lump-sum present value of the retirement income (or death benefit) that would have been payable under the pension plan if Participant had made no deferral elections in any calendar year under this Plan.

	(iii)	The actuarial equivalent lump-sum present values shall be calcu-
lated in the same manner and using the same factors as are used to cal-culate lump-sum distributions under the pension plan.

	(b)	Payment of Restoration Benefit.  The amount payable under this sec-
tion shall be paid in a lump sum.

5.6	 Withholding; Payroll Taxes

	The Company shall withhold from payments hereunder any taxes required to be withheld from such payments under federal, state or local law. A Beneficiary, however, may elect not to have withholding of federal in-come tax pursuant to Section 3405 of the Internal Revenue Code, or any successor provision thereto.

5.7	 Valuation

	For Accounts tracking the Moody's Index or such similar index, the last day of the month in which termination has occurred shall be the valua-tion date. For Accounts tracking the Standard and Poor's 500 Index or such similar index the valuation date shall be the date of termination.
The amount of a lump-sum payment shall be based on the value of the Par-ticipant's vested Account on the valuation date. Except as provided in
Section 5.8, payments shall be made or commence within sixty (60) days after the valuation date.

5.8	 Covered Employee

	Notwithstanding Section 5.6, if any portion of a payment in a calendar year would be disallowed as a deduction to the Company because the Par-ticipant is an employee for that calendar year subject to Section 162(m)
(the 1 million dollar limitation on compensation deduction) of the In-ternal Revenue Code, that portion shall instead be paid in the immedi-ately following calendar year, by January 30. This section does not ap-ply to early withdrawals under Section 5.1 or accelerated distribution under Section 5.4.

5.9	 Payment to Guardian

	If a distribution is payable to a minor or a person declared incompe-tent or to a person incapable of handling the disposition of property, the Committee may direct payment to the guardian, legal representative, or person having the care and custody of such minor, incompetent, or person. The Committee may require proof of incompetency, minority, inca-pacity or guardianship as it may deem appropriate prior to distribution.
Such distribution shall completely discharge the Committee from all li-ability with respect to such benefit.


ARTICLE VI
BENEFICIARY DESIGNATION

6.1	 Beneficiary Designation

	Each Participant shall have the right, at any time, to designate one
(1) or more persons or an entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of a Participant's death prior to complete distribution of the Partici-pant's Account. Each Beneficiary designation shall be in a written form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's life-time. Designation by a mar-ried Participant of a Beneficiary other than the Participant's spouse shall not be effective unless the spouse executes a written consent that acknowledges the effect of the designation and is witnessed by a notary public, or the consent cannot be obtained because the spouse cannot be located.

6.2	 Amendments

	Except as provided below, any nonspousal designation of Beneficiary may be changed by a Participant without the consent of such Beneficiary by the filing of a new designation with the Committee. The filing of a new designation shall cancel all designations previously filed.

6.3	 Change in Marital Status

	If the Participant's marital status changes after the Participant has designated a Beneficiary, the following shall apply:

	(a)	If the Participant is married at death but was unmarried when the designation was made, the designation shall be void and subject to Sec-tion 6.4 unless the spouse has consented to it in the manner prescribed above.

	(b)	If the Participant is unmarried at death but was married when the designation was made:

	(i)	The designation shall be void and subject to Section 6.4 if the spouse was named as Beneficiary, and

	(ii)	The designation shall remain valid if a nonspouse Beneficiary was named.

	(c)	If the Participant was married when the designation was made and is married to a different spouse at death, the designation shall be void and subject to Section 6.4 unless the new spouse has consented to it in the manner prescribed above.

6.4	 No Beneficiary Designation

	If any Participant fails to designate a Beneficiary in the manner pro-vided above, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Par-ticipant's benefits, the Participant's Beneficiary shall be the person in the first of the following classes in which there is a survivor:

	(a)	The Participant's surviving spouse;

	(b)	The Participant's children in equal shares, except that if any of the children predeceases the Participant but leaves issue surviving, then such issue shall take by right of representation the share the par-ent would have taken if living;

	(c)	The Participant's estate.


ARTICLE VII
ADMINISTRATION

7.1	 Committee Duties

	This Plan shall be administered by the Committee, which shall include the Vice President General Counsel, Vice President Treasurer, and the
Vice President Human Resources. The Committee shall have the authority to make, amend, interpret and enforce all appropriate rules and regula-tions for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in such administration. A majority vote of the Committee members shall con-trol any decision. Members of the Committee may be Participants under this Plan.

7.2	 Agents

	The Committee may, from time to time, delegate all necessary adminis-trative duties to the Manager, Employee Benefits, employ agents and delegate to them such duties as it sees fit and consult with counsel who may be counsel to the Company.

7.3	 Binding Effect of Decisions

	The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

7.4	 Indemnity of Committee

	The Company shall indemnify and hold harmless the members of the Com-mittee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such person's service on the Committee, except in the case of gross negligence or willful misconduct.


ARTICLE VIII
CLAIMS PROCEDURE

8.1	 Claim

	Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee, which shall respond in writing as soon as practicable.

8.2	 Denial of Claim

	If the claim or request is denied, the written notice of denial shall state:

	(a)	The reasons for denial, with specific reference to the Plan provi-
sions on which the denial is based.

	(b)	A description of any additional material or information required and an explanation of why it is necessary.

	(c)	An explanation of the Plan's claim review procedure.

8.3	 Review of Claim

	Any person whose claim or request is denied or who has not received a response within thirty (30) days may request review by notice given in writing to the Committee. The claim or request shall be reviewed by the Committee which may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine perti-nent documents, and submit issues and comments in writing.

8.4	 Final Decision

	The decision on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special cir-cumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.


ARTICLE IX
AMENDMENT AND TERMINATION OF PLAN

9.1	 Amendment

	The Board may at any time amend the Plan by written instrument, notice of which shall be given to all Participants and to Beneficiaries receiv-ing installment payments, subject to the following:

	(a)	Preservation of Account Balance.  No amendment shall reduce the amount accrued in any Account to the date such notice of the amendment is given.

9.2	 Company's Right to Terminate

The Board may at any time partially or completely terminate the Plan if, in its judgment, the tax, accounting or other effects of the continuance of the Plan, or potential payments thereunder would not be in the best interests of the Company.

	(a)	Partial Termination.  The Board may partially terminate the Plan by instructing the Committee not to accept any additional Participation
Agreements. If such a partial termination occurs, the Plan shall con-
tinue to operate and be effective with regard to Participation Agree-
ments entered into prior to the effective date of such partial termina-
tion.

	(b)	Complete Termination.  The Board may completely terminate the Plan by instructing the Committee not to accept any additional Participation Agreements, and by terminating all ongoing Participation Agreements. If such a complete termination occurs, the Plan shall cease to operate and the Company shall pay out each Account. Unless the Committee determines otherwise, payment shall be made as a lump sum or in equal monthly in-stallments over the following period, based on the Account balance:

           Account Balance                         Payout Period
$50,000 or less                                    Lump Sum
More than $50,000 but less than $250,000           3 Years
$250,000 or more                                   5 Years

	Earnings at the appropriate rate shall continue to be credited on the unpaid balance in each Account.

	The Company reserves the right to pay each Account in a lump sum, not-withstanding the above schedule.


ARTICLE X
MISCELLANEOUS

10.1	 Unfunded Plan

	This Plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly-compensated employees" within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended
("ERISA"), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Board may terminate the Plan and make no further benefit payments or remove certain employees as Partici-pants if it is determined by the United States Department of Labor, a court of competent jurisdiction, or an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Sec-tion 3(2) of ERISA (as currently in effect or hereafter amended) which is not so exempt.

10.2	 Unsecured General Creditor

	Participants and their Beneficiaries, heirs, successors, and assigns shall have no secured legal or equitable rights, interest or claims in any property or assets of the Company, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance poli-cies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Company. Except as provided in Section 10.3, such poli-cies, annuity contracts or other assets of the Company shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan.
Any and all of the Company's assets and policies shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Com-pany's obligation under the Plan shall be that of an unfunded and unse-cured promise to pay money in the future.

10.3	 Trust Fund

	At its discretion, the Company may establish one (1) or more trusts, with such trustees as the Board may approve, for the purpose of provid-ing for the payment of benefits owed under the Plan. Although such a trust shall be irrevocable, its assets shall be held for payment of all the Company's general creditors in the event of insolvency. To the ex-tent any benefits provided under the Plan are paid from any such trust, the Company shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of the Com-pany. Notwithstanding the existence of such a trust, it is intended that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA.

10.4	 Nonassignability

	Neither a Participant nor any other person shall have any right to com-mute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

10.5	 Not a Contract of Employment

	This Plan shall not constitute a contract of employment between the Company and the Participant. Nothing in this Plan shall give a Partici-pant the right to be retained in the service of the Company or to inter-fere with the right of the Company to discipline or discharge a Partici-pant at any time.

10.6	 Governing Law

	The provisions of this Plan shall be construed and interpreted accord-ing to the laws of the State of Washington, except as preempted by fed-eral law.

10.7	 Validity

	In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

10.8	 Notice

	Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail.
Such notice shall be deemed as given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Commit-tee shall be directed to the Company's address. Mailed notice to a Par-ticipant or Beneficiary shall be directed to the individual's last known address in the Company's records.

10.9	 Successors

	The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company, and succes-sors of any such corporation or other business entity.



APPENDIX A
Investment Indices


Effective January 1, 1997, the Investment Indices available to Partici-pants in the Fluke Corporation Executive Deferred Compensation Plan shall be the following:

Moody's Corporate Bond Yield Index

The Moody's Corporate Bond Yield Index as published monthly by Moody's Investors Service Inc. This index is an arithmetic average of represen-tative industrial and public utility bonds having ratings of AAA, AA, A and BAA.

Standard & Poor's 500 Index

An index measuring large company stock total return, which includes the 500 largest stocks in terms of stock market value in the United States, under which returns are market-value-weighted, dividends are considered reinvested and no management fees are subtracted out.

Fluke Stock Account

The amounts deferred by a Participant shall be deemed to purchase shares of Fluke stock at the market price on such date as the Committee or its designee shall determine, but in no event later than 10 business days from the date of deferral. If dividends are paid on Fluke stock, then dividends shall be deemed to purchase additional shares of Fluke stock at the market price of Fluke stock on such date as the Committee or its designee shall determine, but in no event later than 10 business days from the date such dividends were paid.


The Committee reserves the right to change these indices from time to time.